Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Three Months Ended June 30,                                1996        1995
- -------------------------------------------------------------------------------

Primary Earnings
    Net Income                                        $    59,692   $    22,580
    Dividends on Preferred Shares                            (242)         (494)
                                                      -----------   -----------
    Net Income Available to Common                    $    59,450   $    22,086
                                                      ===========   ===========
Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          60,610        57,712
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 177           155
        Convertible Preferred Shares                          441           610
        Common Shares Issuable                                 31            31
                                                      -----------   -----------
    Primary Shares                                         61,259        58,508
                                                      ===========   ===========
Primary Earnings per Common Share
    Net Income                                        $       .97   $       .38
                                                      ===========   ===========
Fully Diluted Earnings*
    Net Income                                        $    59,692   $    22,580
    Dividends on Preferred Shares                             (45)         (345)
                                                      -----------   -----------
    Net Income Available to Common                    $    59,647   $    22,235
                                                      ===========   ===========
Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          60,610        57,712
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 178           156
        Convertible Preferred Shares                          975         1,105
        Common Shares Issuable                                 31            31
                                                      -----------   -----------
    Fully Diluted Shares                                   61,794        59,004
                                                      ===========   ===========
Fully Diluted Earnings per Common Share
    Net Income                                        $       .97   $       .38
                                                      ===========   ===========

* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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                                                                      Exhibit 11
                        Telephone and Data Systems, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)

Six Months Ended June 30,                                 1996         1995
- -------------------------------------------------------------------------------

Primary Earnings
    Net Income                                        $    93,381   $    45,773
    Dividends on Preferred Shares                            (492)         (973)
                                                      -----------   -----------
    Net Income Available to Common                    $    92,889   $    44,800
                                                      ===========   ===========
Primary Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          59,822        57,031
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 175           162
        Convertible Preferred Shares                          442           691
        Common Shares Issuable                                 26            35
                                                      -----------   -----------
    Primary Shares                                         60,465        57,919
                                                      ===========   ===========
Primary Earnings per Common Share
    Net Income                                        $      1.54   $       .77
                                                      ===========   ===========
Fully Diluted Earnings*
    Net Income                                        $    93,381   $    45,773
    Dividends on Preferred Shares                            (209)         (761)
                                                      -----------   -----------
    Net Income Available to Common                    $    93,172   $    45,012
                                                      ===========   ===========
Fully Diluted Shares
    Weighted average number of Common and Series A
        Common Shares Outstanding                          59,822        57,031
    Additional shares assuming issuance of:
        Options and Stock Appreciation Rights                 178           154
        Convertible Preferred Shares                          918         1,016
        Common Shares Issuable                                 26            35
                                                      -----------   -----------
    Fully Diluted Shares                                   60,944        58,236
                                                      ===========   ===========
Fully Diluted Earnings per Common Share
    Net Income                                        $      1.53   $       .77
                                                      ===========   ===========

* This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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